IQST - IQSTEL Inc. Announces Shareholder Letter Unveiling 4x Net Income Growth Catalyst: Binding MOU with ULTRANET Expected to Transform Company Profitability While Digital Services Strategy Opens Path to High-Margin Revenue at Scale

$4.5M in added net income, $9M combined Adjusted EBITDA, and a 23-million-user digital services addressable market — IQSTEL is no longer just a telecom company

NEW YORK, NY — June 25, 2026 — IQSTEL Inc. (NASDAQ: IQST) today published a Letter to Shareholders disclosing a Binding MOU to acquire a 51% controlling interest in ULTRANET Telecom Group — the largest transaction in IQSTEL’s history — and detailing a structural profitability inflection that is expected to multiply the Company’s net income from operations by approximately four times. In parallel, IQSTEL outlined its accelerating transition from a pure-play telecom carrier into a high-margin digital services platform with access to an addressable market of up to 23 million digital services users through its existing global operator network.

~4x Net Income Multiplier	$4.5M Added Annual Net Income	$9M Combined Adj. EBITDA	$13M Added Shareholders’ Equity

The Profitability Inflection: What ULTRANET Delivers

ULTRANET Telecom Group is a profitable, fully audited telecommunications operator with established operations across six African countries. Based on ULTRANET’s FY 2025 audited financial statements, the planned Q3 acquisition is expected to deliver an immediate, verified profitability boost to IQSTEL on a consolidated basis:

ULTRANET Metric	Impact on IQSTEL (Consolidated)
$4.5M Annual Net Income Added	~4x increase in IQSTEL net income from operations — single largest profitability leap in Company history
$130M Annual Revenue Added	~30% revenue increase in one transaction; pushes IQSTEL above $500M annualized run rate
$21M Total Assets Added	Strengthens balance sheet; improves borrowing capacity and institutional credibility
$13M Shareholders’ Equity Added	Directly increases per-share intrinsic value and supports long-term capital allocation strategy
~$9M Combined Adj. EBITDA	Positions IQSTEL approximately halfway toward its $15M EBITDA mid-term run rate target
6 African Markets	Expands IQSTEL’s operational footprint to ~30 countries across Africa, Latin America, and Europe

Management noted that the $4.5 million net income contribution represents the single largest profitability leap in IQSTEL’s history, and that the combined Adjusted EBITDA of approximately $9 million positions the Company at roughly the halfway point toward its mid-term target of $15 million in EBITDA — with further digital services upside not yet reflected in these projections.

From Telecom Carrier to High-Margin Digital Platform

While the revenue and profitability contribution of ULTRANET is significant, management believes the strategic value may be even greater. IQSTEL’s existing commercial platform already reaches over 600 of the world’s largest telecom operators, creating access to approximately 2.3 billion end users globally. ULTRANET’s African presence and operator relationships provide IQSTEL with a ready-made regional channel through which it can immediately begin deploying its high-margin Digital Services portfolio.

IQSTEL’s Digital Services portfolio currently includes:

▸ Fintech: Fintech & mobile money solutions

▸ Cybersecurity: Enterprise and operator cybersecurity services

▸ Artificial Intelligence: Proprietary Artificial Intelligence applications

▸ Digital Health: Digital Health platforms

▸ Digital Content: Digital Content distribution

The Digital Services Opportunity: If IQSTEL captures just 1% of the 2.3 billion end users accessible through its global operator network, that represents a potential addressable market of 23 million Digital Services users — at margins that significantly exceed traditional telecommunications connectivity. ULTRANET’s African footprint adds a high-growth regional channel where digital financial and content services remain significantly underserved.

The Company intends to leverage the combined platform to extend ULTRANET’s distribution reach beyond Africa into the Middle East and Asia — two of the highest-growth telecommunications and digital services regions in the world — creating a scalable international growth engine with meaningfully higher margin characteristics than the Company’s current revenue mix.

“The Binding MOU with ULTRANET sets the stage for something no single transaction has done before in our history: upon closing in Q3, it is expected to multiply our net income from operations by approximately four times in one step. But the bigger story is what comes next. We have built a platform that touches 2.3 billion end users. We are now deploying fintech, cybersecurity, AI, and digital health through that platform — services that carry multiples of the margin of traditional telecom. IQSTEL is not becoming a digital services company. IQSTEL already is one.”

— Leandro Jose Iglesias, President & CEO, IQSTEL Inc. (NASDAQ: IQST)

Revenue Context: A Platform Built for Scale

IQSTEL enters this profitability phase backed by a proven revenue track record. The Company has grown from $13.8 million in revenue in 2018 to a projected $560 million year-end run rate in 2026 — a 40x increase — with the planned ULTRANET acquisition expected to accelerate the path toward management’s stated target of $1 Billion in annual revenue.

Year	Net Revenue	YoY Growth	Milestone
2018	$13.8M	—	Company founding year
2020	$44.9M	+149%	Multi-country telecom platform established
2022	$93.2M	+44%	Consistent M&A-driven growth
2023	$144.5M	+55%	55% organic growth — zero acquisitions
2024	$283M	+96%	Nearly doubled revenue in a single year
2025	$317M	+20%	NASDAQ uplisting; first-ever dividend
2026E	$430M → $560M*	~+40%	ULTRANET acquisition closes (Q3) — 4x net income leap; $560M year-end run rate
2027T	$1 Billion	—	Management revenue target

* 2026E organic forecast $430M; ULTRANET adds ~$130M → $560M year-end run rate. Forward-looking estimates are management projections, not guarantees of future performance.

Independent Analyst Validation

Following the ULTRANET announcement, Litchfield Hills Research reaffirmed its $18.00 per share price target for IQSTEL — a target management believes reflects the significant disconnect between IQSTEL’s current market valuation and the intrinsic value of the business being built. Full report: https://landingpage.iqstel.com/wp-content/uploads/2026/06/LHR-IQST-06092026.pdf

(Analyst opinions are their own and do not represent a statement by the Company.)

READ THE FULL SHAREHOLDER LETTER AT: https://landingpage.iqstel.com/wp-content/uploads/2026/06/IQST_Shareholders_Letter_June-25_2026.pdf

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a global telecom and technology company operating in 21 countries with over 600 Telecommunication Carrier Interconnections. The company delivers international voice, SMS, messaging, connectivity, and mobile financial services to telecom operators and enterprise customers worldwide. Built through a decade of organic growth and strategic acquisitions, IQSTEL is now expanding into AI-powered communications and cybersecurity through its RealityBorder.com AI Division and Cycurion partnership.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Safe Harbor Statement:

Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Media and Investor Relations:

Ethan Walfish

Head of Investor Relations

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gates, FL 33134

Email: ir@iqstel.com